UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 16, 2018

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 16, 2018, MEDNAX, Inc., a Florida corporation (the “Company”), held its 2018 Annual Shareholders’ Meeting (the “Annual Meeting”). Of the 94,382,958 shares of common stock outstanding and entitled to vote, 80,104,963 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1: All of the Board’s nominees for Director were elected to serve until the Company’s 2019 Annual Shareholders’ Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Name	For	Withheld	Broker Non-Vote

Cesar L. Alvarez	60,414,183	14,875,864	4,814,916

Karey D. Barker	65,474,986	9,815,061	4,814,916

Waldemar A. Carlo, M.D.	57,711,214	17,578,833	4,814,916

Michael B. Fernandez	58,687,051	16,602,996	4,814,916

Paul G. Gabos	63,762,666	11,527,381	4,814,916

Pascal J. Goldschmidt, M.D.	64,145,112	11,144,935	4,814,916

Manuel Kadre	61,273,031	14,017,016	4,814,916

Roger J. Medel, M.D.	64,230,027	11,060,020	4,814,916

Enrique J. Sosa, Ph.D.	63,042,327	12,247,720	4,814,916

Proposal 2: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year was ratified by the shareholders, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote

77,993,626	2,095,031	16,306	0

Proposal 3: The shareholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote

55,498,607	19,671,689	119,751	4,814,916

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: May 17, 2018	By:	/s/ Vivian Lopez-Blanco
Vivian Lopez-Blanco Chief Financial Officer